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                                                                   Exhibit 10.17

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into as of November 26, 2001, between CancerVax Corporation, a Delaware corporation (the "Company"), and Dennis Van Epps, an individual ("Executive"), with reference to the following:

         This Agreement supercedes and replaces that certain Employment Agreement, dated as of November 26, 2001, by and between the Company and Executive (the "Prior Agreement").

                                    RECITALS

         WHEREAS, the Company has agreed to employ Executive and Executive has agreed to accept such employment on the terms and conditions set forth herein.

         WHEREAS, the Prior Agreement provides that a waiver, modification, or amendment to the Prior Agreement may be effected with the written consent of Executive and the Company.

         NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. Term of Employment. The Company hereby employs Executive and Executive accepts such employment commencing on the date hereof and terminating on the fourth anniversary hereof, unless sooner terminated as hereinafter provided.

         2. Services to be Rendered.

                  2.1. Duties. Executive shall serve as Vice President, Research, of the Company, or in such other capacity with the Company, any company into which the Company may be merged or any present or future subsidiary of either of them, as the Board of Directors of the Company (the "Board") or the Chief Executive Officer of the Company ("CEO") may assign to Executive in connection with the business of the Company (the "Company Business"). In the performance of such duties, Executive shall report directly to the CEO and shall be subject to the direction of the CEO and to such limits upon Executive's authority as the CEO may from time to time impose. Executive hereby consents to serve as an officer and/or director of the Company or any subsidiary or affiliate thereof without any additional salary or compensation, if so requested by the Board. Executive shall be employed by the Company on a full time basis. Executive's place of work shall be at the Corporation's headquarters in Carlsbad, CA or such other location within San Diego County, as may be designated by the CEO from time to time. However, Executive shall also render services at such other place or places within or without the United States as the CEO may direct from time to time. Executive shall be subject to the policies and procedures generally applicable to senior executives of the Company to the extent the same are not inconsistent with any term of this Agreement.

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                  2.2. Exclusive Services. Executive shall at all times
faithfully, industriously and to the best of his ability, experience and talent perform to the satisfaction of the Board and the CEO all of the duties that may be assigned to Executive hereunder and, except as set forth in Section 2.1, shall devote all of his productive time and efforts to the performance of such duties. Executive may devote time to personal and family investments to the extent that the time so spent does not conflict with the Company Business. The existence of such a conflict shall be determined in good faith by the Board.

         3. Compensation and Benefits. The Company shall pay the following compensation and benefits to Executive during the term hereof, and Executive shall accept the same as payment in full for all services rendered by Executive to or for the benefit of the Company:

                  3.1. Salary. The Company shall pay to Executive a salary ("Base Salary") of $190,000. The first salary review after hire shall be in August, 2002. Thereafter, annual salary reviews will occur every February 1. The Base Salary shall accrue in equal monthly installments in arrears and shall be payable in accordance with the payroll practices of the Company in effect from time to time. The Executive's first ninety (90) days of employment with CancerVax Corporation are considered an Introductory Period. Completion of the Introductory Period does not guarantee continued employment for any specified period of time, nor does it require that a dismissal be based on cause.

                  3.2. Bonus. Executive shall be eligible to participate in the CancerVax Corporation Management Incentive Compensation Plan (copy attached) or in such other bonus plan as the Board of Directors may approve for the Senior Executives of the Corporation.

                  3.3. Fringe Benefits. Executive shall be entitled to participate in benefits under the Company's benefit plans and arrangements, including, without limitation, any employee benefit plan or arrangement made available in the future by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company shall have the right to amend or delete any such benefit plan or arrangement made available by the Company to its senior executives and not otherwise specifically provided for herein.

                  3.4. Expenses. The Company shall reimburse Executive for reasonable out-of-pocket expenses incurred in connection with the Company Business and the performance of his duties hereunder, subject to (i) such policies as the Company may from time to time establish, (ii) Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures, (iii) Executive receiving advance approval from the CEO in the case of expenses for travel outside of North America and (iv) Executive receiving advance approval from the CEO in case of expenses (or a series of related expenses) in excess of $5,000.

                  3.5. Vacation. Executive shall be entitled to the number of paid vacation days, but not less than twenty (20) days, in each calendar year determined by the Company from

                                      -2-

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time to time for its senior executive officers. Executive shall also be entitled to all paid holidays given to the Company's senior executive officers.

                  3.6. Relocation Expenses. The Company shall provide Executive with relocation services from Coto De Caza, Ca. to the Carlsbad area to include the reimbursement of sales commission on the principle residence up to 6% or $25,000, whichever is lesser; the movement of household goods; reasonable closing costs on the sale and purchase of Executive's homes; a househunting trip for up to five days; and a lump sum payment of $1,500 to cover miscellaneous relocation expenses. Relocation expenses considered to be income to the Executive will be "grossed up" for taxes. Between the date of employment and the date of relocation, the Company will pay the Executive $500.00 per month car allowance, which will not be grossed up for taxes.

                  3.7. Stock Options. Subject to the approval of the Company's Board of Directors or its Compensation Committee, Executive shall be granted an option to purchase 150,000 shares of the Company's common stock. The exercise per share shall be equal to the fair market value per share on the date the option is granted or on Executive's first day of service, whichever is later. The option shall be subject to the terms and conditions applicable to options granted under the Company's 2000 Stock Incentive Plan (the "Plan"), as described in such Plan and the applicable stock option agreement. Executive shall vest in twenty-five percent (25%) of the option shares on November 25, 2002, and the balance shall vest in equal monthly installments during the three (3) years (36 months) thereafter. In addition to any accelerated vesting provisions under the Plan, (a) upon a Corporate Transaction (as defined in the Plan), 50% of the then unvested portion of the Option shall accelerate, vest and become exercisable and
(b) upon any termination of this Agreement for Company Convenience as defined in
Section 7.3, the number of stock options shall vest upon the effective date of such termination which would have vested if Executive had remained employed during the Severance Period described in Section 7.4 (without regard to any other vesting acceleration triggers). The exercise price of the Option shall be equal to the fair market value of the Company's common stock as determined by the Board at the time of grant.

                  3.8. Withholding and other Deductions. All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

         4. Representations and Warranties of Executive. Executive represents and warrants to the Company that (a) Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Executive is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

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         5. Certain Covenants.

                  5.1. Noncompetition. Except as may otherwise be approved by the Board, during the term of this Agreement, Executive shall not have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship or other business that engages in any county, city or part thereof in the United States and/or any foreign country in a business which competes directly or indirectly (as determined by the Board) with the Company's business in such county, city or part thereof, so long as the Company, or any successor in interest of the Company to the business and goodwill of the Company, remains engaged in such business in such county, city or part thereof or continues to solicit customers or potential customers therein; provided, however, that Executive may own, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange if Executive
(a) is not a controlling person of, or a member of a group which controls, such entity; or (b) does not, directly or indirectly, own one percent (1%) or more of any class of securities of any such entity.

                  5.2. Trade Secrets. Executive acknowledges that the nature of Executive's engagement by the Company is such that Executive will have access to Confidential Information (defined below) which has great value to the Company and that except for Executive's engagement by the Company, Executive would not otherwise have access to the Confidential Information. During the term of this Agreement and at all times thereafter, Executive shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except the Company's personnel entitled thereto and other persons designated in writing by the Company. Executive shall not cause, suffer or permit the Confidential Information to be used for the gain or benefit of any party outside of the Company or for Executive's personal gain or benefit outside the scope of Executive's engagement by the Company. Executive shall sign the Company's standard form of employee invention assignment and confidentiality agreement, attached hereto as Exhibit A (the "Confidentiality Agreement"), concurrent with signing the Agreement. In the event that there is any conflict between the terms of this Agreement and the terms of the Confidentiality Agreement, the terms of this Agreement shall control.

                  5.3. Solicitation of Employees. Executive shall not during the term hereof and for the one year period following any expiration or termination hereof (the "Restricted Period"), directly or indirectly, hire, solicit or encourage to leave the employment of the Company or any of its affiliates, any employee of the Company or any of its affiliates or hire any such employee who has left the employment of the Company or any of its affiliates within one year of the termination of such employee's employment with the Company or any of its affiliates.

                  5.4. Solicitation of Consultants. Executive shall not during the Restricted Period, directly or indirectly, hire, solicit or encourage to cease work with the Company or any of its affiliates any consultant then under contract with the Company or any of its

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affiliates within one year of the termination of such consultant's engagement by the Company or any of its affiliates.

                  5.5. Rights and Remedies Upon Breach. If Executive breaches or threatens to commit a breach of any of the provisions of this Section 5 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                           (i)      Specific Performance. The right and remedy
to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide adequate remedy to the Company; and

                           (ii)     Accounting and Indemnification. The right
and remedy to require Executive (i) to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive or any associated party deriving such benefits as a result of any such breach of the Restrictive Covenants; and (ii) to indemnify the Company against any other losses, damages (including special and consequential damages), costs and expenses, including actual attorneys' fees and court costs, which may be incurred by them and which result from or arise out of any such breach or threatened breach of the Restrictive Covenants.

                  5.6. Severability of Covenants/Blue Pencilling. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Executive hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

                  5.7. Enforceability in Jurisdictions. The Company and Executive intend to and do hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and Executive that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such

                                      -5-

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covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         5.8. Definitions.

                  (i) The term "Company", as used in Sections 5.1 - 5.7, means not only CancerVax Corporation, but also any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with CancerVax Corporation.

                  (ii) The term "Confidential Information", as used herein, means all information or material not generally known by non-Company personnel which (i) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company; (ii) which is owned by the Company or in which the Company has an interest and (iii) which is either (A) marked "Confidential Information," "Proprietary Information" or other similar marking,
(B) known by Executive to be considered confidential and proprietary by the Company or (C) from all the relevant circumstances should reasonably be assumed by Executive to be confidential and proprietary to the Company. Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know how, processes, formulas, models, flow charts, software in various stages of development, source codes, object codes, research and development procedures, research or development and test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customers and/or suppliers' identities, characteristics and agreements, financial information and projections, and Executive files. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. NOTWITHSTANDING THE ABOVE, HOWEVER, NO INFORMATION CONSTITUTES CONFIDENTIAL INFORMATION IF IT IS GENERIC INFORMATION OR GENERAL KNOWLEDGE WHICH COVENANTOR WOULD HAVE LEARNED IN THE COURSE OF SIMILAR EMPLOYMENT ELSEWHERE IN THE TRADE OR IF IT IS OTHERWISE PUBLICLY KNOWN AND IN THE PUBLIC DOMAIN.

         6. Insurance. The Company shall have the right to take out life, health, accident, "key-man" or other insurance covering Executive, in the name of the Company and at the Company's expense in any amount deemed appropriate by the Company. Executive shall assist the Company in obtaining such insurance, including, without limitation, submitting to any required examinations and providing information and data required by insurance companies.

                                      -6-

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         7. Termination.

                  7.1. Death or Total Disability of Executive. If Executive dies or becomes totally disabled during the term of this Agreement, Executive's employment hereunder shall automatically terminate. For these purposes Executive shall be deemed totally disabled if Executive shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge Executive's duties hereunder for a period of ninety (90) consecutive calendar days or for 120 calendar days in any 180 calendar-day period.

                  7.2. Termination for Good Cause. Executive's employment hereunder may be terminated by the Company for "good cause." The term "good cause" is defined as any one or more of the following occurrences:

                           (i)      Executive's breach of any of the covenants
contained in Section 5 of this Agreement;

                           (ii)     Executive's conviction by, or entry of a
plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in the jurisdiction involved;

                           (iii)    Executive's commission of an act of fraud,
whether prior to or subsequent to the date hereof upon the Company;

                           (iv)     Executive's continuing repeated willful
failure or refusal to perform Executive's duties as required by this Agreement (including, without limitation, Executive's inability to perform Executive's duties hereunder as a result of chronic alcoholism or drug addiction and/or as a result of any failure to comply with any laws, rules or regulations of any governmental entity with respect to Executive's employment by the Company);

                           (v)      Executive's gross negligence,
insubordination or material violation of any duty of loyalty to the Company or any other material misconduct on the part of Executive;

                           (vi)     Executive's commission of any act which is
detrimental to the Company's business or goodwill; or

                           (vii)    Executive's breach of any other provision of
this Agreement, provided that termination of Executive's employment pursuant to this subsection (vii) shall not constitute valid termination for good cause unless Executive shall have first received written notice from the Board stating with specificity the nature of such breach and affording Executive at least fifteen (15) days to correct the breach alleged.

                  7.3. Company Convenience. The Company may terminate Executive's employment at any time and without cause and for any reason or for no reason at the

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Company's sole discretion ("Company Convenience"), effective five (5) days after notice to Executive.

                  7.4. Severance Compensation. Upon the occurrence of any of the events referred to in Sections 7.1 and 7.2 above, Executive (or Executive's heirs or representatives) shall be entitled to receive only such portion (if any) of the Base Salary as may theretofore have accrued but be unpaid on the date on which the termination shall take effect. Upon the termination of Executive's employment for Company Convenience, the Company shall continue to pay to Executive, as severance pay, Executive's Base Salary as provided in
Section 3.2 above, for a period of 12 months after the effective date of such termination, less any amounts Executive actually earns in respect of such period as a result of his employment by any other employer. In the event of the termination of Executive's employment for Company Convenience, Executive shall diligently seek new employment at a level commensurate with his duties hereunder.

                  7.5. Return of the Company's Property. If this Agreement is terminated for any of the foregoing reasons, the Company shall have the right, at its option, to require Executive to vacate his offices prior to the effective date of termination and to cease all activities on the Company's behalf. Upon the termination of his employment in any manner, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company's business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company.

                  7.6. Waiver of the Company's Liability. Executive recognizes that this Agreement is subject to termination with or without cause for any reason and therefore Executive agrees that Executive shall hold the Company harmless from and against any and all liabilities, losses, damages, costs and expenses, including but not limited to, court costs and reasonable attorneys' fees, which Executive may incur as a result of the termination of this Agreement. Executive further agrees that Executive shall bring no claim or cause of action against the Company for damages or injunctive relieve based on a wrongful termination of employment. Executive agrees that the sole liability of the Company to Executive upon termination of this Agreement shall be that determined by Section 7.4 herein. In the event this covenant is more restrictive than permitted by laws of the jurisdiction in which the Company seeks enforcement thereof, this covenant shall be limited to the extent permitted by law.

         8. Arbitration. Except as provided in Section 5.7, any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration in San Diego, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Each party shall select one arbitrator and the two arbitrators so chosen will select a third arbitrator who shall act as the sole arbitrator of any dispute. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the sole arbitrator, and all other fees and costs, shall be borne by the Company.

         9. General Relationship. Executive shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

         10. Miscellaneous.

                  10.1. Modification; Prior Claims. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  10.2. Assignment. The rights of the Company under this Agreement may, without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Company.

                  10.3. Survival. The covenants, agreements, representations and warranties contained in or made in Sections 3.7, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 7.4, 7.5, 7.6, 8 and 10 of this Agreement shall survive any termination of Executive's employment.

                  10.4. Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

                  10.5. Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

                  10.6. Hiring At Will. Any continuance of Executive's employment by the Company after the term hereof shall be deemed a hiring at will (unless such continuance is the subject of a new written agreement) and shall be subject to termination with or without cause by either party upon delivery of notice thereof.

                  10.7. Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

                  10.8. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service

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

(including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

                              Company:

                                           CancerVax Corporation
                                           5931 Darwin Court
                                           Carlsbad, CA 92008-7302
                                           Attention: Chief Executive Officer

                             Executive:
                                           ____________________________________

                                           ____________________________________

                                           ____________________________________


All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

                  10.9. Severability. All Sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid Sections, clauses or covenants were not contained herein.

                  10.10. Governing Law and Venue. This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Except as provided in Sections 5.7 and 8, any suit brought hereon shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of process in any manner authorized by California law.

                  10.11. Non-transferability of Interest. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

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                  10.12. Attorneys' Fees. Subject to the provisions of Section 8 hereof with respect to arbitration, if any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  10.13. Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

                  10.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  10.15. Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.

                                                THE COMPANY
                                                CancerVax Corporation,
                                                a Delaware corporation

                                                By: /s/ David F. Hale
                                                    ---------------------------
                                                   Its: President & CEO

                                                EXECUTIVE

                                                   /s/ Dennis Van Epps 7/12/02
                                                   -----------------------------